Exhibit 10.1

Fiscal Year 2017 Long-Term Equity Incentive Awards
(Restricted Stock Time-Based Vesting)

Named Executive Officer	Restricted Stock* (Time- Based Vesting) (#)
Jeffrey N. Boyer
Executive Vice President, Chief Financial Officer	30,302
Michael R. Benkel
Executive Vice President, Global Supply Chain	21,818
Laura A. Coffey
Executive Vice President, Planning and Allocations	13,787
Catherine David
Executive Vice President, Merchandising	27,272

*
These equity awards were granted under the Pier 1 Imports, Inc. 2015 Stock Incentive Plan. The form of time-based restricted stock award agreement is attached as Exhibit 10.2. The grants were effective April 15, 2016.